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                                                                    EXHIBIT 99.1

                             BOARD APPOINTED PROXY

                             WATSON WYATT & COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
          PROXY FOR SPECIAL MEETING OF STOCKHOLDERS --           , 2000

The undersigned hereby appoints John J. Haley and Walter W. Bardenwerper, and each of them, as his or her proxies, each with full power of substitution, to vote all of the undersigned's shares of capital stock of the Company at the
Special Meeting of Stockholders of Watson Wyatt & Company to be held on        ,
2000, and at any adjournments thereof, with the same authority as if the undersigned were personally present, as specified below:

  THE DIRECTORS OF THE COMPANY RECOMMEND A VOTE 'FOR' ALL THE PROPOSALS BELOW:

    I.  / / FOR    / / AGAINST    / / ABSTAIN    Proposal No. 1, regarding the
       approval of the merger of Watson Wyatt & Company with the wholly-owned subsidiary of Watson Wyatt & Company Holdings, WW Merger Subsidiary, Inc. This proposal is contingent on the consummation of the public offering.

    II. / / FOR    / / AGAINST    / / ABSTAIN    Proposal No. 2, regarding the
       adoption of the 2000 long term incentive plan. This proposal is contingent on the approval of the merger proposal and the consummation of the public offering.

    III. / / FOR    / / AGAINST    / / ABSTAIN    Proposal No. 3, regarding the
       amendment to the bylaws of Watson Wyatt & Company to permit certain transfers of the company's common stock, under certain conditions, to trusts created for the benefit of the stockholder, his or her spouse or descendants. The effectiveness of this proposal is not contingent upon the effectiveness of any other proposal.

UNLESS A CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. THE UNDERSIGNED HEREBY REVOKES ANY PROXY PREVIOUSLY GIVEN AND ACKNOWLEDGES RECEIPT OF THE NOTICE AND PROXY STATEMENT FOR THE SPECIAL MEETING.

When signing in any representative capacity, please insert your title and attach papers showing your authority unless already on file with the company.

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          Signature of Stockholder                          Watson Wyatt Office

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   Please Print Stockholder Name (Legibly)                      Date Signed
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Stockholders must deliver their signed Proxy (in a sealed envelope) to their
Office Administrator for forwarding to PricewaterhouseCoopers LLP, 1301 K
Street, N.W., Suite 800 West, Washington, D.C. 20005-3333 (Attn: Maura Lyons).
Please mark, sign, date and return this Proxy to your Office Administrator on or
before [               ].